EXHIBIT 32.1 CERTIFICATION OF PRESIDENT (CHIEF OPERATING OFFICER) AND CHIEF
             FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the President and Chief Operating Officer (COO) and the Principal Financial Officer (CFO) of SecureCare Technologies, Inc. (the "Company") each hereby certifies that to his knowledge on the date hereof:

(1) The Quarterly Report on Form 10-QSB of the Company, for the quarter ended March 31, 2004, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

             Dated:  June 10, 2004          By: /s/ ROBERT WOODROW
                                                -------------------------------
                                                Robert Woodrow, President and
                                                Chief Operating Officer

             Dated:  June 10, 2004          By: /s/ NEIL BURLEY
                                                -------------------------------
                                                Neil Burley,
                                                Chief Financial Officer